Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 25, 2005, among ISCO International, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 (as defined below). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Closing Date” means the Business Day after notice of the approval by the Trading Market in accordance with Section 4.9 hereof is delivered to the Company and any conditions thereto have been satisfied.

“Closing Price” means $0.22 per share.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Pepper Hamilton LLP.

“Company Indemnified Party” shall have the meaning ascribed to such term in Section 4.8(b).

“Effective Date” means the date that the registration statement filed with the Commission pursuant to Section 4.11 is first declared effective by the Commission.

“Elliott’s Counsel” means Kleinberg, Kaplan, Wolff & Cohen, P.C.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8(a).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall mean the Company’s most recent annual report on Form 10-K, and any Form 10-Q reports filed by the Company thereafter, pursuant to the requirements of the Exchange Act and the rules promulgated thereunder.

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” shall mean the material subsidiaries of the Company, if any, set forth in the SEC Reports.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Subject to the satisfaction of the conditions set forth in Section 2.2, on the Closing Date each Purchaser shall agree to purchase from the Company, severally and not jointly with the other Purchasers, and the Company agrees to issue and sell to each Purchaser, the number of Shares set forth by such Purchaser’s signature on the signature page hereto for the applicable Subscription Amount. On the Closing Date each Purchaser shall deliver the Subscription Amount by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party, including the Shares, pursuant to this Agreement at or prior to the Closing. The Closing shall take place at such location as the parties shall mutually agree.

2.2 Closing Conditions.

(a) At or prior to the Closing the Company shall deliver or cause to be delivered to Elliott’s Counsel the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares as set forth below each Purchaser’s signature on the signature page hereto, registered in the name of each such Purchaser;

(iii) evidence of the approval of the Trading Market pursuant to Section 4.9; and

(iv) a legal opinion of Company Counsel, in the form of Exhibit A attached hereto.

(b) At or prior to the Closing each Purchaser shall deliver or cause to be delivered to the Company:

(i) Wire transfer of the Subscription Amounts; and

(ii) this Agreement duly executed by such Purchaser.

(c) All representations and warranties of the other party contained herein shall remain true and correct as of each of the Closing Date, and all applicable covenants of the other party shall have been performed if due prior to such date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as otherwise set forth on or contemplated by the SEC Reports, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, (i) could not, individually or in the aggregate adversely affect the legality, validity or enforceability of any Transaction Document, (ii) has had or could not reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) could not, individually or in the aggregate, adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any

Subsidiary is bound or affected, or (iii) subject to obtaining the Required Approvals, result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as has not had or could not reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby and satisfaction of any conditions thereto, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) as set forth on Schedule 3.1(d) ((i) through (iv) above are collectively referred to herein as the “Required Approvals”).

(e) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(f) Capitalization. The capitalization of the Company as of June 30, 2005 is as described in the Company’s Form 10-Q for the quarter ending March 31, 2005. The Company has not issued any capital stock since such date other than pursuant to the exercise of employee stock options under the Company’s stock option plans or the option agreements or letters outside of such plans set forth on Schedule 3.1(f) hereto, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers hereunder) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has identified and made available to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. Except as set forth on Schedule 3.1(g) hereto, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.1(g) hereto, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in or contemplated by the SEC Reports: (i) there has been no event, occurrence or development that has had or could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans or the option award agreements or letters outside of such plans set forth on Schedule 3.1(f) hereto.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that has had or could reasonably be expected to result in a Material Adverse Effect. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that has had or could reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j) [Intentionally Omitted].

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) that has had or could reasonably be expected to result in a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body that has had or could reasonably be expected to result in a Material Adverse Effect, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority that has had or could reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date and that has had or could reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed period report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed period report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting and that had had or could reasonably be expected to result in a Material Adverse Effect.

(n) Certain Fees. To the knowledge of the Company, no brokerage or finder’s fees or commissions are or will be payable by any Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees that are the obligation of the Company which arise as a result of the transactions contemplated by this Agreement.

(o) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby in accordance with the terms of the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, assuming approval by the Trading Market in accordance with Section 4.9 hereof and any conditions thereto have been satisfied.

(p) Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Registration Rights. Except as set forth on the SEC Reports and except with respect to future registrations of Common Stock issued as a dividend or as interest on securities of the Company outstanding as of the date hereof, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company that have not been satisfied.

(r) Listing. The Company is currently in compliance with the listing requirements of the American Stock Exchange in all material respects.

(s) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(t) Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(u) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(v) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If a Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of applicable securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, general solicitation or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature page hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

(g) Rule 144. Subject to Section 4.1(a), such Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(h) Undertakings. Each Purchaser understands its prospectus delivery obligations required under federal securities laws and rules and regulations promulgated thereunder and that each Purchaser will undertake to deliver a prospectus and/or any prospectus supplement in connection with each resale of Shares under an effective registration statement in accordance with Section 4(d) of this Agreement

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. As a condition of transfer, any transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company. Further, no notice shall be required of such pledge.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date relating to the Shares or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser, either directly or to the Depository Trust Company account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

4.5 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and for new product development.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, members, direct and indirect investors, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Proceeding instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any Proceeding shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing to list all of the Shares on the Trading Market and comply with any conditions imposed by the Trading Market as a condition to said listing. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause the Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Trading Market.

4.10 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11 Filing Registration Statement. The Company covenants and agrees to file within 90 days after the Closing Date a registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Purchasers as selling stockholders (not underwriters) of the Shares and to use its reasonable efforts to have such registration statement declared effective as soon thereafter as reasonably practicable.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. The Company agrees to reimburse the Purchasers for their reasonable legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Except as set forth above or as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Except as indicated below, the address for such notices and communications shall be as set forth on the signature pages attached hereto:

Address for Notice to the Company:

ISCO International, Inc.

1001 Cambridge Drive

Elk Grove Village, Illinois 60007

Attn: Frank Cesario

Tel: (847) 391-9400

Fax: (847) 391-5015

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, Pennsylvania 19312

Attn: Michael P. Gallagher

Tel: (610) 640-7800

Fax: (610) 640-7835

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

5.8 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

5.9 Survival. The representations, warranties and covenants contained herein shall survive the Closing and delivery and/or exercise of the Securities, as applicable.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ISCO INTERNATIONAL, INC.

By:	/s/ John Thode
Name:	John Thode
Title:	CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASERS SIGNATURE PAGE – ISCO]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P. as general partner

By:	Braxton Associates, Inc., as general manager

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg,
Title:	Vice-President

Subscription Amount: $110,000

Shares: 500,000

Address for Notice:

712 Fifth Avenue, 36th Floor

New York, New York 10019

Tel:	(212) 506-2999
Fax:	(212) 586-9467
Attn:	Matthew Sandoval

With a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue

New York, New York 10176

Tel:	(212) 986-6000
Fax:	(212) 986-8866
Attn:	Lawrence D. Hui, Esq.

[PURCHASERS SIGNATURE PAGE – ISCO]

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc. as attorney-in-fact

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg,
Title:	Vice-President

Subscription Amount: $2,090,000

Shares: 9,500,000

Address for Notice:

c/o Elliott Management Corporation

712 Fifth Avenue, 36th Floor

New York, New York 10019

Tel:	(212) 506-2999
Fax:	(212) 586-9467
Attn:	Matthew Sandoval

With a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue

New York, New York 10176

Tel:	(212) 986-6000
Fax:	(212) 986-8866
Attn:	Lawrence D. Hui, Esq

[PURCHASERS SIGNATURE PAGE – ISCO]

GRACE BROTHERS, LTD.

By:	/s/ Bradford T. Whitmore
Name:	BRADFORD T. WHITMORE
Title:	GENERAL PARTNER

Subscription Amount: $2,200,000

Shares: 10,000,000

Address for Notice:

1560 Sherman Avenue, Suite 900

Evanston, Illinois 60201

Tel:	(847) 733-1230
Fax:	(847) 733-0339
Attn:	Bradford T. Whitmore

With a copy to:

Sachnoff & Weaver

30 S. Wacker Drive

Chicago, Illinois 60606

Tel:	(312) 207-3879
Fax:	(312) 207-6400
Attn:	Evelyn C. Arkebauer, Esq.

EXHIBIT A

Company Counsel Legal Opinion

SCHEDULE 3.1(d)

ISCO International, Inc. (the “Company”), Manchester Securities Corp. (“Manchester”) and Alexander Finance, L.P. (“Alexander”) are parties to a Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “Loan Agreement”). On the date hereof, Manchester and Alexander have agreed to waive the restriction on the Company’s ability to use the proceeds of equity offerings in order to permit the Company to issue the Shares to the Purchasers under the terms of this Agreement Transaction Documents.

SCHEDULE 3.1(f)

The option awards granted outside of the plan were pursuant to the ISCO International, Inc. Non-Qualified Stock Option Award Agreement with John S. Thode dated January 11, 2005 for a grant of options to purchase up to an aggregate of 1,500,000 shares of common stock

SCHEDULE 3.1(g)

On May 4, 2005, the Company filed with the SEC Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Annual Report”) filed with the SEC on March 31, 2005 to correct certain items described in the Annual Report as follows:

1. Correct certain typographical errors in the Company’s Balance Sheet on page 29 of the Annual Report, such corrections having no effect on total liabilities, equity, or assets in the Balance Sheet or elsewhere in the Annual Report;

2. Make certain technical corrections to the description of the FASB’s SFAS No. 123 (revised 2004) on pages 37-38 of the Annual Report; and

3. Delete a reference to a management bonus pool authorized by the Company’s Board of Directors in December 2002 described in Item 11 on page 54 of the Annual Report that was applicable solely to fiscal year 2003 and thus is no longer being implemented by the Company.

As a result of these amendments, the certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, filed as exhibits to the original filing, were re-executed and re-filed as of the date of the Form 10-K/A. In addition, the independent registered public accounting firm provided an updated consent, also filed as an exhibit. All other items of the Annual Report, are refilled therein for the convenience of reference. No other items of the Annual Report were amended and the Amendment No. 1 did not reflect any events occurring after the filing on March 31, 2005 of the original Annual Report, except for the amendments described above.

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